EXHIBIT 99.1

Calumet Specialty Products Partners, L.P. Announces Agreement to Sell Superior Refinery and Related Assets
Transaction refocuses portfolio towards specialty markets where Company is competitively advantaged

INDIANAPOLIS - (PR NEWSWIRE) - August 14, 2017 - Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) (the “Partnership,” “Calumet,” “we,” “our” or “us”), a leading independent producer of specialty hydrocarbon and fuels products, today announced that it has signed definitive agreements to sell the ownership of its Superior, Wisconsin refinery and various related assets to Husky Superior Refining Holding Corporation, a wholly owned unit of Husky Energy (“Husky”). Under the agreement, Husky has agreed to pay $435 million in cash plus an additional payment for net working capital, inventories, and reimbursement of certain capital spending.  Had the transaction closed on June 30, the additional payment would have been $61.5 million. The transaction is subject to customary closing conditions and regulatory approvals.
Tim Go, Chief Executive Officer of Calumet commented, “The divestiture of our Superior refinery is in line with Calumet’s strategic vision to become the premier specialty petroleum products company in the world. This transaction provides both financial and strategic benefits for our unitholders, as we further position Calumet to move forward on our stated objectives including strengthening our balance sheet, lowering our leverage, and freeing up capital resources that will allow us to better invest and fund future EBITDA enhancing growth strategies within our core Specialties portfolio. The transaction also reduces our go-forward exposure to commodity pricing and volatility.”
Go concluded, “Equally important, we are excited to find with Husky a great home for our employees at Superior and want to thank them for their contributions to our organization over the last few years. Their dedication and efforts have made Superior an attractive value proposition for Husky, who will retain the Superior employees and will assume the union contract and pension plan. Additionally, Husky has committed to invest in key capital projects at Superior, including the Superior Flexibility Project which will allow the plant to improve its operational efficiency.”
Tudor, Pickering, Holt & Co. is serving as the exclusive financial advisor on this transaction to Calumet. Kirkland and Ellis LLP acted as legal advisor.
About Superior
The Superior refinery has permitted capacity of 50,000 barrels per day and processes light and heavy crude oil from the Bakken shale formation in North Dakota and western Canada into fuel products and asphalt. The business also includes refinery terminal and truck/rail racks, two offsite asphalt terminals and truck racks, an offsite product terminal and truck rack, a marine terminal, a pipeline connection to the Magellan system, crude gathering assets in North Dakota, and certain rail logistics assets. The Superior refinery has been a part of the community in Superior, Wisconsin since 1951 and enjoys excellent relations with local businesses and governments.
About the Partnership
Calumet Specialty Products Partners, L.P. (NASDAQ: CLMT) is a master limited partnership and a leading independent producer of high-quality, specialty hydrocarbon products in North America. Calumet processes crude oil and other feedstocks into customized lubricating oils, solvents and waxes used in consumer, industrial and automotive products; produces fuel products including gasoline, diesel and jet fuel; and provides oilfield services and products to customers throughout the United States. Calumet is based in Indianapolis, Indiana, and operates thirteen manufacturing facilities located in northwest Louisiana, northwest Wisconsin, northern Montana, western Pennsylvania, Texas, New Jersey, Oklahoma and eastern Missouri.
About Husky
Husky is an integrated energy company headquartered in Calgary, Alberta. It has approximately 5,200 employees and has average daily production of about 320,000 barrels of oil equivalent per day.

The Company has two main areas of focus:

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The Integrated Corridor includes natural gas, non-thermal oil, NGLs and thermal production from Western Canada, the Lloydminster upgrading and asphalt refining complex, the Husky Midstream Limited Partnership (35 percent working interest and operatorship), and the Lima and Toledo refineries in the U.S. Midwest. Gas production from the repositioned Western Canada portfolio is closely aligned with the Company's energy requirements for refining and thermal bitumen production, and acts as a natural hedge.

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The Offshore business includes operations and exploration in the Asia Pacific region, primarily offshore China, Indonesia and Taiwan, and in the Atlantic, offshore Newfoundland and Labrador. Each area generates high-netback production, with near and long-term investment potential.

Cautionary Statement Regarding Forward-Looking Statements
Except for the historical information contained herein, the matters discussed in this release consist of forward-looking statements that involve certain risks and uncertainties that could cause actual results or outcomes to differ materially from results or outcomes anticipated in the forward-looking statements. The statements include, but are not limited to, the statements regarding the time required to consummate the transaction, the satisfaction or waiver of conditions in the agreement governing the proposed transaction; the ability to obtain regulatory [or other third-party] approvals and consents and otherwise consummate the proposed transaction; our ability to achieve the strategic and other objectives relating to the proposed transaction; and our expectation with respect to future exposure to commodity prices. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause our actual results to differ from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those in the forward-looking statements include: the overall demand for specialty hydrocarbon products; the level of foreign and domestic production of crude oil and refined products; our ability to produce specialty products, fuels products and products used in oilfield services that meet our customers’ unique and precise specifications; the impact of fluctuations and rapid increases or decreases in crude oil and crack spread prices, including the resulting impact on our liquidity; the results of our hedging and other risk management activities; our ability to comply with financial covenants contained in our debt instruments; labor relations; our access to capital to fund expansions, acquisitions and our working capital needs and our ability to obtain debt or equity financing on satisfactory terms; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit ratings and ability to receive open credit lines from our suppliers; demand for various grades of crude oil and resulting changes in pricing conditions; fluctuations in refinery capacity; our ability to access sufficient crude oil supply through long-term or month-to-month evergreen contracts and on the spot market; the effects of competition; continued creditworthiness of, and performance by, counterparties; the impact of current and future laws, rulings and governmental regulations, including guidance related to the Dodd-Frank Wall Street Reform and Consumer Protection Act; the costs of complying with the RFS, including the prices paid for RINs; shortages or cost increases of power supplies, natural gas, materials or labor; hurricane or other weather interference with business operations; accidents or other unscheduled shutdowns; and general economic, market or business conditions.
For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission (“SEC”), including our latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.